Tenable Announces Fourth Quarter and Full Year 2025 Financial Results
Tenable exceeds all guided metrics for the fourth quarter and full year 2025, announces increase of $150 million to share repurchase authorization
•Fourth quarter revenue of $260.5 million, up 11% year-over-year; full year revenue of $999.4 million, up 11% year-over-year
•Fourth quarter calculated current billings of $327.8 million, up 8% year-over-year; full year calculated current billings of $1.049 billion, up 8% year-over-year
•Full year net cash provided by operating activities of $266.8 million; full year unlevered free cash flow of $277.0 million
COLUMBIA, Maryland, February 4, 2026 — Tenable Holdings, Inc. (“Tenable”) (Nasdaq: TENB), the exposure management company, today announced financial results for the quarter and year ended December 31, 2025.
"We are very pleased with the execution in the quarter and the full year as we delivered better-than-expected results across all of our guided metrics," said Steve Vintz, Co-CEO of Tenable. "Our focus on expanding Tenable One and ensuring AI remains central to every innovation is driving stronger platform adoption and deeper customer engagement."
"We are incredibly proud to be recognized as an industry leader in Exposure Management across all three major industry analyst firms," said Mark Thurmond, Co-CEO of Tenable. "Customers are investing in Tenable One as a long-term platform to turn fragmented security data into a unified, actionable roadmap for risk reduction."

Fourth Quarter 2025 Financial Highlights
•Revenue was $260.5 million, an 11% increase year-over-year
•Calculated current billings was $327.8 million, an 8% increase year-over-year
•GAAP income from operations was $8.9 million, compared to $13.0 million in the fourth quarter of 2024
•Non-GAAP income from operations was $63.7 million, compared to $59.4 million in the fourth quarter of 2024
•GAAP net loss was $0.7 million, compared to $1.9 million of net income in the fourth quarter of 2024
•GAAP net loss per share was $0.01, compared to earnings per share of $0.02 in the fourth quarter of 2024
•Non-GAAP net income was $57.3 million, compared to $50.7 million in the fourth quarter of 2024
•Non-GAAP diluted earnings per share was $0.48, compared to $0.41 in the fourth quarter of 2024
•Net cash provided by operating activities was $83.0 million, compared to $81.1 million in the fourth quarter of 2024
•Unlevered free cash flow was $87.5 million, compared to $85.7 million in the fourth quarter of 2024
•Repurchased 2.3 million shares of our common stock for $62.5 million
Full Year 2025 Financial Highlights
•Revenue was $999.4 million, an 11% increase year-over-year
•Calculated current billings was $1.049 billion, an 8% increase year-over-year
•GAAP loss from operations was $9.2 million, compared to $6.9 million in 2024
•Non-GAAP income from operations was $219.0 million, compared to $184.1 million in 2024
•GAAP net loss was $36.1 million, compared to $36.3 million in 2024
•GAAP net loss per share was $0.30, compared to $0.31 in 2024
•Non-GAAP net income was $194.4 million, compared to $158.6 million in 2024
•Non-GAAP diluted earnings per share was $1.59, compared to $1.29 in 2024
•Cash and cash equivalents and short-term investments were $402.2 million at December 31, 2025, compared to $577.2 million at December 31, 2024
•Net cash provided by operating activities was $266.8 million, compared to $217.5 million in 2024
•Unlevered free cash flow was $277.0 million, compared to $237.8 million in 2024

•Repurchased 7.9 million shares of our common stock for $247.5 million
Recent Business Highlights
•Added 502 new enterprise platform customers and 5 net new six-figure customers
•Announced a $150 million expansion of our existing share repurchase program, increasing the total remaining authorization to $338 million
•Appointed Microsoft cloud and AI security veteran Vlad Korsunsky as Chief Technology Officer
•Named a Leader in the 2025 Gartner® Magic Quadrant™ for Exposure Assessment Platforms and named a Customers’ Choice in the 2025 Gartner® Peer Insights™ Voice of the Customer for Cloud-Native Application Protection Platforms
•Named as the company to beat for AI-Powered Exposure Assessment (EAP) in the 2025 Gartner® AI-Powered Exposure Assessment
•S&P Global upgraded our credit rating to BB from BB-
•Announced agreement with GSA OneGov to further invest in FedRAMP-authorized cloud security capabilities

Financial Outlook
For the first quarter of 2026, we currently expect:
•Revenue in the range of $257.0 million to $260.0 million
•Non-GAAP income from operations in the range of $53.0 million to $56.0 million
•Non-GAAP net income in the range of $46.0 million to $49.0 million, assuming interest income of $2.9 million, interest expense of $6.4 million and a provision for income taxes of $3.1 million
•Non-GAAP diluted earnings per share in the range of $0.39 to $0.42
•118.0 million diluted weighted average shares outstanding
For the year ending December 31, 2026, we currently expect:
•Revenue in the range of $1.065 billion to $1.075 billion
•Non-GAAP income from operations in the range of $245.0 million to $255.0 million
•Non-GAAP net income in the range of $214.0 million to $224.0 million, assuming interest income of $10.4 million, interest expense of $25.9 million and a provision for income taxes of $13.3 million
•Non-GAAP diluted earnings per share in the range of $1.81 to $1.90
•118.0 million diluted weighted average shares outstanding
•Unlevered free cash flow in the range of $285.0 million to $295.0 million
As discussed previously, changes in billing duration due to the shift to annual installment billing is creating negative distortion in calculated current billings that fails to accurately represent our growth rate, and we have transitioned away from relying on calculated current billings to monitor performance of our business. Consequently, we will no longer provide a specific guidance range for calculated current billings in 2026 and forward. However, while we will not provide a specific guidance range, we expect full year 2026 calculated current billings will be in line with current consensus expectations, despite the anticipated billings duration headwinds.
Conference Call Information
Tenable will host a conference call today, February 4, 2026, at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed at 877-407-9716 (U.S.) and 201-493-6779 (international). A live webcast of the event will be available on the Tenable Investor Relations website at https://investors.tenable.com. An archived replay of the live broadcast will be available on the Investor Relations page of the website following the call.

About Tenable
Tenable® is the exposure management company, exposing and closing the cybersecurity gaps that erode business value, reputation and trust. The company’s AI-powered exposure management platform radically unifies security visibility, insight and action across the attack surface, equipping modern organizations to protect against attacks from IT infrastructure to cloud environments to critical infrastructure and everywhere in between. By protecting enterprises from security exposure, Tenable reduces business risk for over 40,000 customers around the globe. Learn more at tenable.com.
Contact Information
Investor Relations
investors@tenable.com
Media Relations
tenablepr@tenable.com
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our platform's ability to help protect enterprises from security exposure, our business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” "believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and other filings that we make from time to time with the SEC, which are available on the SEC's website at sec.gov. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance the overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and are helpful to investors in comparing our financial results over multiple periods with other companies in our industry.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
Calculated Current Billings: We define calculated current billings, a non-GAAP financial measure, as total revenue recognized in a period plus the change in current deferred revenue in the corresponding period. Historically we have used calculated current billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers. The timing of large multi-year contracts and the preference for annual billing versus multi-year upfront billing, may distort calculated current billings growth in one period over another.
Free Cash Flow and Unlevered Free Cash Flow: We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less purchases of property and equipment and capitalized software development costs. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment and capitalized software development costs, for investment in our business and to make acquisitions. We believe that free cash flow is useful as a liquidity measure because it measures our ability to generate cash. We define unlevered free cash flow as free cash flow plus cash paid for interest and other financing costs. We believe unlevered free cash flow is useful as a liquidity measure as it measures the cash that is available to invest in our business and meet our current debt obligations and future financing needs. However, given our debt obligations, non-cancelable commitments and other contractual obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Non-GAAP Income from Operations and Non-GAAP Operating Margin: We define these non-GAAP financial measures as their respective GAAP measures, excluding the effect of stock-based compensation, acquisition-related expenses, restructuring expenses, costs related to the intra-entity asset transfers resulting from the internal restructuring of legal entities, and amortization of acquired intangible assets. Acquisition-related expenses include transaction and integration expenses, as well as costs related to the intercompany transfer of acquired intellectual property. Restructuring expenses include non-ordinary course severance, employee related benefits, and other charges to reorganize business operations. We believe that the exclusion of these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude restructuring expenses.
Non-GAAP Net Income and Non-GAAP Earnings Per Share: We define non-GAAP net income as GAAP net income (loss), excluding the effect of stock-based compensation, acquisition-related expenses, restructuring expenses and amortization of acquired intangible assets, including the applicable tax impacts. In addition, we exclude the tax impact and related costs of intra-entity asset transfers resulting from the internal restructuring of legal entities as well as deferred income tax benefits recognized in connection with acquisitions. We use non-GAAP net income to calculate non-GAAP earnings per share.
Non-GAAP Gross Profit and Non-GAAP Gross Margin: We define non-GAAP gross profit as GAAP gross profit, excluding the effect of stock-based compensation and amortization of acquired intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Sales and Marketing Expense, Non-GAAP Research and Development Expense and Non-GAAP General and Administrative Expense: We define these non-GAAP measures as their respective GAAP measures, excluding stock-based compensation, acquisition-related expenses and costs related to intra-entity asset transfers resulting from the internal restructuring of legal entities.

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2025	2024	2025	2024
Revenue	$260,533	$235,731	$999,405	$900,021
Cost of revenue(1)	55,290	51,439	218,937	199,668
Gross profit	205,243	184,292	780,468	700,353
Operating expenses:
Sales and marketing(1)	106,727	95,348	416,949	395,385
Research and development(1)	54,945	44,728	223,669	181,624
General and administrative(1)	31,603	31,241	145,905	124,130
Restructuring	3,113	—	3,113	6,070
Total operating expenses	196,388	171,317	789,636	707,209
Income (loss) from operations	8,855	12,975	(9,168)	(6,856)
Interest income	3,395	5,738	15,992	23,325
Interest expense	(7,056)	(7,587)	(28,419)	(31,920)
Other expense, net	(1,134)	(2,577)	(1,338)	(3,435)
Income (loss) before income taxes	4,060	8,549	(22,933)	(18,886)
Provision for income taxes	4,797	6,681	13,185	17,415
Net (loss) income	$(737)	$1,868	$(36,118)	$(36,301)

Net (loss) earnings per share:
Basic	$(0.01)	$0.02	$(0.30)	$(0.31)
Diluted	$(0.01)	$0.02	$(0.30)	$(0.31)

Weighted-average shares used to compute net (loss) earnings per share:
Basic	118,955	119,748	120,124	118,789
Diluted	118,955	123,853	120,124	118,789
_______________
(1)    Includes stock-based compensation as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cost of revenue	$3,444	$3,191	$13,714	$12,677
Sales and marketing	17,302	15,210	68,801	62,727
Research and development	14,101	12,261	56,542	47,656
General and administrative(2)	9,655	10,052	52,756	40,455
Total stock-based compensation	$44,502	$40,714	$191,813	$163,515
_______________
(2)    Stock-based compensation in the year ended December 31, 2025 includes $14.6 million of expense related to the accelerated vesting of equity awards in Q1 for our late CEO.

TENABLE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,
(in thousands, except per share data)	2025	2024
Assets
Current assets:
Cash and cash equivalents	$187,762	$328,647
Short-term investments	214,419	248,547
Accounts receivable (net of allowance for doubtful accounts of $656 and $525 at December 31, 2025 and 2024, respectively)	279,150	258,734
Deferred commissions	52,914	51,791
Prepaid expenses and other current assets	39,339	53,026
Total current assets	773,584	940,745
Property and equipment, net	40,062	39,265
Deferred commissions (net of current portion)	71,715	67,914
Operating lease right-of-use assets	35,558	45,139
Acquired intangible assets, net	115,296	94,461
Goodwill	697,886	541,292
Other assets	13,566	13,303
Total assets	$1,747,667	$1,742,119

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$21,889	$19,981
Accrued compensation	69,166	55,784
Deferred revenue	706,866	650,372
Operating lease liabilities	9,596	6,801
Other current liabilities	5,432	5,154
Total current liabilities	812,949	738,092
Deferred revenue (net of current portion)	192,410	182,815
Term loan, net of issuance costs (net of current portion)	354,209	356,705
Operating lease liabilities (net of current portion)	50,877	56,224
Other liabilities	10,846	8,329
Total liabilities	1,421,291	1,342,165
Stockholders’ equity:
Common stock (par value: $0.01; 500,000 shares authorized, 129,046 and 122,371 shares issued at December 31, 2025 and 2024, respectively)	1,290	1,224
Additional paid-in capital	1,586,727	1,374,659
Treasury stock (at cost: 10,596 and 2,673 shares at December 31, 2025 and 2024, respectively)	(364,574)	(114,911)
Accumulated other comprehensive income	387	318
Accumulated deficit	(897,454)	(861,336)
Total stockholders’ equity	326,376	399,954
Total liabilities and stockholders' equity	$1,747,667	$1,742,119

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Year Ended December 31,
(in thousands)	2025	2024
Cash flows from operating activities:
Net loss	$(36,118)	$(36,301)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	41,955	33,209
Stock-based compensation	191,813	163,515
Net accretion of discounts and amortization of premiums on short-term investments	(3,131)	(7,595)
Amortization of debt issuance costs	1,442	1,353
Loss (gain) on other investments	18	(1,452)
Restructuring	—	4,528
Other	3,856	6,507
Changes in operating assets and liabilities:
Accounts receivable	(18,236)	(38,730)
Prepaid expenses and other assets	12,767	26,170
Accounts payable, accrued expenses and accrued compensation	12,147	(8,257)
Deferred revenue	58,361	82,581
Other current and noncurrent liabilities	1,876	(8,052)
Net cash provided by operating activities	266,750	217,476

Cash flows from investing activities:
Purchases of property and equipment	(12,102)	(4,247)
Capitalized software development costs	(4,474)	(6,451)
Purchases of short-term investments	(145,342)	(287,797)
Sales and maturities of short-term investments	182,670	283,964
Proceeds from other investments	852	3,512
Purchases of other investments	—	(1,250)
Business combinations, net of cash acquired	(196,182)	(29,162)
Net cash used in investing activities	(174,578)	(41,431)

Cash flows from financing activities:
Payments on term loan	(3,750)	(3,750)
Proceeds from stock issued in connection with the employee stock purchase plan	15,482	16,262
Proceeds from the exercise of stock options	3,619	8,064
Purchase of treasury stock	(247,468)	(99,977)
Payments for taxes related to net share settlement of equity awards	(1,978)	—
Net cash used in financing activities	(234,095)	(79,401)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	1,038	(5,129)
Net (decrease) increase in cash and cash equivalents and restricted cash	(140,885)	91,515
Cash and cash equivalents and restricted cash at beginning of year	328,647	237,132
Cash and cash equivalents and restricted cash at end of year	$187,762	$328,647

TENABLE HOLDINGS, INC.
REVENUE COMPONENTS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Revenue	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Subscription revenue	$238,888	$215,932	$919,573	$824,659
Perpetual license and maintenance revenue	10,610	11,833	44,661	47,774
Professional services and other revenue	11,035	7,966	35,171	27,588
Revenue(1)	$260,533	$235,731	$999,405	$900,021
_______________
(1)    Recurring revenue, which includes revenue from subscription arrangements for software (both recognized ratably over the subscription term and upon delivery) and cloud-based solutions and maintenance associated with perpetual licenses, represented 95% and 96% of revenue, respectively, in the three months and year ended December 31, 2025 and 95% and 96% of revenue in the three months and year ended December 31, 2024.

Calculated Current Billings	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Revenue	$260,533	$235,731	$999,405	$900,021
Deferred revenue (current), end of period	706,866	650,372	706,866	650,372
Deferred revenue (current), beginning of period(1)	(639,614)	(583,940)	(657,035)	(580,887)
Calculated current billings	$327,785	$302,163	$1,049,236	$969,506
_______________
(1)    Deferred revenue (current), beginning of period for the years ended December 31, 2025 and 2024 includes $6.7 million and $0.1 million, respectively, related to acquired deferred revenue.

Remaining Performance Obligations	At December 31,		Change
(in thousands)	2025	2024	%
Remaining performance obligations, short-term	$748,616	$660,647	13.3%
Remaining performance obligations, long-term	312,449	206,879	51.0%
Remaining performance obligations	$1,061,065	$867,526	22.3%

Free Cash Flow and Unlevered Free Cash Flow	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Net cash provided by operating activities	$83,030	$81,119	$266,750	$217,476
Purchases of property and equipment	(334)	(2,323)	(12,102)	(4,247)
Capitalized software development costs	(1,798)	(521)	(4,474)	(6,451)
Free cash flow	80,898	78,275	250,174	206,778
Cash paid for interest and other financing costs	6,554	7,472	26,841	30,977
Unlevered free cash flow	$87,452	$85,747	$277,015	$237,755

Free cash flow and unlevered free cash flow for the periods presented were impacted by:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Employee stock purchase plan activity	$5,550	$5,267	$236	$(1,016)
Acquisition-related expenses	(672)	(170)	(5,802)	(1,496)
Restructuring	(125)	—	(125)	(5,911)
Tax payment on intra-entity asset transfer(1)	—	(1,232)	—	(1,232)
________________
(1)    The tax payment on intra-entity asset transfer in 2024 includes $0.3 million of interest that is included in cash paid for interest and other financing costs.

Non-GAAP Income from Operations and Non-GAAP Operating Margin	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2025	2024	2025	2024
Income (loss) from operations	$8,855	$12,975	$(9,168)	$(6,856)
Stock-based compensation	44,502	40,714	191,813	163,515
Acquisition-related expenses	441	648	7,256	1,932
Restructuring	3,113	—	3,113	6,070
Amortization of acquired intangible assets	6,782	5,014	25,965	19,457
Non-GAAP income from operations	$63,693	$59,351	$218,979	$184,118
Operating margin	3.4%	5.5%	(0.9)%	(0.8)%
Non-GAAP operating margin	24.4%	25.2%	21.9%	20.5%

Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2025	2024	2025	2024
Net (loss) income	$(737)	$1,868	$(36,118)	$(36,301)
Stock-based compensation	44,502	40,714	191,813	163,515
Tax impact of stock-based compensation(1)	3,363	1,219	2,707	2,845
Acquisition-related expenses(2)	441	648	7,256	1,932
Restructuring(2)	3,113	—	3,113	6,070
Amortization of acquired intangible assets(3)	6,782	5,014	25,965	19,457
Tax impact of acquisitions	(159)	(31)	(306)	(161)
Tax impact of intra-entity asset transfer(4)	—	1,232	—	1,232
Non-GAAP net income	$57,305	$50,664	$194,430	$158,589

Net (loss) earnings per share, diluted	$(0.01)	$0.02	$(0.30)	$(0.31)
Stock-based compensation	0.37	0.33	1.60	1.38
Tax impact of stock-based compensation(1)	0.03	0.01	0.02	0.03
Acquisition-related expenses(2)	—	—	0.06	0.02
Restructuring(2)	0.03	—	0.03	0.05
Amortization of acquired intangible assets(3)	0.06	0.04	0.22	0.16
Tax impact of acquisitions	—	—	—	—
Tax impact of intra-entity asset transfer(4)	—	0.01	—	0.01
Adjustment to diluted earnings per share(5)	—	—	(0.04)	(0.05)
Non-GAAP earnings per share, diluted	$0.48	$0.41	$1.59	$1.29

Weighted-average shares used to compute GAAP net (loss) earnings per share, diluted	118,955	123,853	120,124	118,789

Weighted-average shares used to compute non-GAAP earnings per share, diluted	120,259	123,853	122,308	123,370
________________
(1)    The tax impact of stock-based compensation is based on the tax treatment for the applicable tax jurisdictions.
(2)    The tax impact of acquisition-related expenses and restructuring charges are not material.
(3)    The tax impact of the amortization of acquired intangible assets is included in the tax impact of acquisitions.
(4)    The tax impact of the intra-entity asset transfer is additional tax incurred related to the 2021 internal restructuring of Indegy.
(5)    An adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares, when applicable.

Non-GAAP Gross Profit and Non-GAAP Gross Margin	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2025	2024	2025	2024
Gross profit	$205,243	$184,292	$780,468	$700,353
Stock-based compensation	3,444	3,191	13,714	12,677
Amortization of acquired intangible assets	6,782	5,014	25,965	19,457
Non-GAAP gross profit	$215,469	$192,497	$820,147	$732,487
Gross margin	78.8%	78.2%	78.1%	77.8%
Non-GAAP gross margin	82.7%	81.7%	82.1%	81.4%

Non-GAAP Sales and Marketing Expense	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2025	2024	2025	2024
Sales and marketing expense	$106,727	$95,348	$416,949	$395,385
Less: Stock-based compensation	17,302	15,210	68,801	62,727
Less: Acquisition-related expenses	—	—	1,320	52
Non-GAAP sales and marketing expense	$89,425	$80,138	$346,828	$332,606
Non-GAAP sales and marketing expense % of revenue	34.3%	34.0%	34.7%	37.0%

Non-GAAP Research and Development Expense	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2025	2024	2025	2024
Research and development expense	$54,945	$44,728	$223,669	$181,624
Less: Stock-based compensation	14,101	12,261	56,542	47,656
Less: Acquisition-related expenses	4	—	1,778	(20)
Non-GAAP research and development expense	$40,840	$32,467	$165,349	$133,988
Non-GAAP research and development expense % of revenue	15.7%	13.8%	16.5%	14.9%

Non-GAAP General and Administrative Expense	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2025	2024	2025	2024
General and administrative expense	$31,603	$31,241	$145,905	$124,130
Less: Stock-based compensation	9,655	10,052	52,756	40,455
Less: Acquisition-related expenses	437	648	4,158	1,900
Non-GAAP general and administrative expense	$21,511	$20,541	$88,991	$81,775
Non-GAAP general and administrative expense % of revenue	8.3%	8.7%	8.9%	9.1%

The following adjustments to reconcile forecasted non-GAAP income from operations, non-GAAP net income, non-GAAP earnings per share, free cash flow and unlevered free cash flow are subject to a number of uncertainties and assumptions, each of which are inherently difficult to forecast. As a result, actual adjustments and GAAP results may differ materially.

Forecasted Non-GAAP Income from Operations	Three Months Ending March 31, 2026		Year Ending December 31, 2026
(in millions)	Low	High	Low	High
Forecasted (loss) income from operations	$(3.4)	$(0.4)	$28.7	$38.7
Forecasted stock-based compensation	45.1	45.1	184.9	184.9
Forecasted restructuring expense	4.5	4.5	4.5	4.5
Forecasted amortization of acquired intangible assets	6.8	6.8	26.9	26.9
Forecasted non-GAAP income from operations	$53.0	$56.0	$245.0	$255.0

Forecasted Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ending March 31, 2026		Year Ending December 31, 2026
(in millions, except per share data)	Low	High	Low	High
Forecasted net (loss) income(1)	$(11.5)	$(8.5)	$(7.0)	$3.0
Forecasted stock-based compensation	45.1	45.1	184.9	184.9
Forecasted tax impact of stock-based compensation	1.1	1.1	4.8	4.8
Forecasted tax impact of acquisitions	—	—	(0.1)	(0.1)
Forecasted restructuring expense	4.5	4.5	4.5	4.5
Forecasted amortization of acquired intangible assets	6.8	6.8	26.9	26.9
Forecasted non-GAAP net income	$46.0	$49.0	$214.0	$224.0

Forecasted net (loss) earnings per share, diluted(1)	$(0.10)	$(0.07)	$(0.06)	$0.03
Forecasted stock-based compensation	0.39	0.39	1.58	1.58
Forecasted tax impact of stock-based compensation	0.01	0.01	0.04	0.04
Forecasted tax impact of acquisitions	—	—	—	—
Forecasted restructuring expense	0.04	0.04	0.04	0.04
Forecasted amortization of acquired intangible assets	0.06	0.06	0.23	0.23
Adjustment to diluted earnings per share(2)	(0.01)	(0.01)	(0.02)	(0.02)
Forecasted non-GAAP earnings per share, diluted	$0.39	$0.42	$1.81	$1.90

Forecasted weighted-average shares used to compute GAAP net loss per share, diluted	117.0	117.0	117.0	117.0
Forecasted weighted-average shares used to compute non-GAAP earnings per share, diluted	118.0	118.0	118.0	118.0
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(1)    The forecasted GAAP net loss assumes income tax expense of $4.2 million and $18.0 million in the three months ending March 31, 2026 and year ending December 31, 2026, respectively.
(2)    Adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.

Forecasted Free Cash Flow and Unlevered Free Cash Flow	Year Ending December 31, 2026
(in millions)	Low	High
Forecasted net cash provided by operating activities	$275.7	$285.7
Forecasted purchases of property and equipment	(10.9)	(10.9)
Forecasted capitalized software development costs	(4.0)	(4.0)
Forecasted free cash flow	260.8	270.8
Forecasted cash paid for interest and other financing costs	24.2	24.2
Forecasted unlevered free cash flow	$285.0	$295.0